UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2011

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As reported on its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission ("SEC") on November 7, 2011 (the “Previous Report”), Best Buy Co., Inc. (“Best Buy” or “the registrant”) and Carphone Warehouse Group plc (“CPW”) (jointly referred to as “the Parties”) entered into an agreement to strategic and commercial changes in respect of their commercial business interests in Best Buy Europe Distributions, Ltd. (“Best Buy Europe”) and the 2007 Best Buy Mobile agreement between Best Buy and CPW Mobile Ltd. (a subsidiary of Best Buy Europe) (“profit share agreement”), as well as certain future business ventures.

On December 12, 2011, the Parties entered into an Implementation Agreement to implement the material elements of the Previous Report. This document, attached hereto as Exhibit 2.1, governs the steps the Parties intend to take in order to effectuate Best Buy's purchase of CPW's contractual interest in the profit share-based management fee paid to Best Buy Europe under profit share agreement for approximately $1.3 billion.

A condition to closing the transaction is the approval of CPW's shareholders at an extraordinary general meeting scheduled to be held in January 2012.  The directors of CPW, who hold approximately 30% of the outstanding voting shares, have unanimously agreed to vote in favor of the resolution to approve the transactions contemplated by the Implementation Agreement at the extraordinary general meeting.  The proposed circular describing the transaction with Best Buy and notice of extraordinary general meeting is expected to be circulated to CPW's shareholders prior to the end of the calendar year.

Upon approval of the transaction by CPW's shareholders, and if all other conditions to closing are satisfied, the transaction is expected to be completed on January 24, 2012.

The contents of the Previous Report are incorporated by reference into this Item 1.01.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the contractual agreement governing the purchase of the profit share arrangement in respect of Best Buy Mobile, which is attached hereto as Exhibit No. 2.1 of this Current Report on Form 8-K/A and incorporated herein by reference.

The registrant's Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Some of the matters discussed in this Current Report on Form 8-K/A constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of CPW, Best Buy Europe, the registrant and/or its management. The registrant's business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to, the risk factors set forth in the registrant's filings with the SEC.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1	Implementation Agreement, dated December 12, 2011, by and among Best Buy Co., Inc., and Carphone Warehouse Group plc (filed pursuant to Item 1.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: December 14, 2011	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Senior Vice President, Controller and Chief Accounting Officer

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